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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ThermoLase Corporation:

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 1, 1996, included in ThermoLase Corporation's Annual Report on Form 10-K, as amended on Forms 10-K/A, for the year ended September 28, 1996 and to all references to our firm included in this registration statement.

/s/ Arthur Andersen LLP
-----------------------
ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 4, 1997